                            DEALER SELLING AGREEMENT
                              (VARIABLE CONTRACTS)


                  THIS AGREEMENT, made this ____ day of ____________, 2002, by and between Securian Financial Services, Inc., a Minnesota corporation (the "Underwriter"), having its principal office at 400 Robert Street North, St. Paul, Minnesota 55101, Minnesota Life Insurance Company (the "Issuer"), having its principal office at 400 Robert Street North, St. Paul, Minnesota 55101, and ________________ (the "Dealer"), having its principal office at________________.

                  WHEREAS, the Underwriter has entered into certain distribution agreements relating to variable life insurance policies issued by separate accounts of the Issuer (such variable life insurance policies hereinafter referred to collectively as the "Variable Contracts"), under which the Underwriter was engaged and agreed to act as principal underwriter in the sale and distribution of such Variable Contracts to the public, either through dealers or otherwise; and

                  WHEREAS, the parties hereto desire that the Dealer sell and distribute to the public those Variable Contracts identified on Appendix A hereto, as may be amended from time to time by the Underwriter upon written notice to the Dealer of such change and effective as of the date set forth in such notice;

                  NOW, THEREFORE, the Underwriter hereby authorizes the Dealer to sell and distribute the Variable Contracts to the public subject to the following terms and conditions.

                  1. ACCEPTANCE OF APPLICATIONS; PROSPECTUSES AND REGISTRATION STATEMENTS. Applications solicited by the Dealer will be accepted only in the amounts and on the terms which are set forth in the then current Prospectuses (and/or Statements of Additional Information, if any) for the Variable Contracts. Applications shall be promptly forwarded to Issuer, upon receipt and approval by the Dealer. Underwriter represents and warrants that the Prospectuses (and/or Statements of Additional Information, if any) for the Variable Contracts are or will be filed with the Securities and Exchange Commission ("SEC"), that such filings conform in all material respects with the requirements of the SEC and that, except as Underwriter has given written notice to Dealer, there are effective Registration Statements relating to such Variable Contracts. Underwriter shall give written notice to Dealer either (i) of specified states or jurisdiction in which the Variable Contracts may be offered and sold by the Dealer under all securities and insurance laws applicable to the Issuer and Underwriter or (ii) of all states or jurisdictions where the Variable Contracts may not be offered or sold, but Underwriter does not assume any responsibility as to the Dealer's right to sell the Variable Contracts in any state or jurisdiction. Underwriter, during the term of this Agreement, shall (i) notify Dealer in writing of the issuance by the SEC of any stop order with respect to a Registration Statement or the initiation of any proceedings for such purpose or any other purpose relating to the registration and/or offering of the Variable Contracts, (ii) of any other action or circumstance known to them that may prevent the lawful sale of the Variable Contracts in any state or jurisdiction, and (iii) advise the Dealer in writing of any amendment to any Registration Statement or supplement to any Prospectus. The Underwriter shall make available to Dealer such number of copies of the Prospectus, as amended or supplemented, (and/or Statements of Additional Information, if any) or any Approved Supplement Sales Literature (as defined in Paragraph 5) as the Dealer may reasonably request.

                  2. DEALER COMMISSION. The Dealer shall receive, for sales of Variable Contracts by the Dealer, the commissions or other payments specified in Appendix B attached hereto; provided that the amount of such commissions or other payments may be changed from time to time by the Underwriter upon notice to the Dealer of such change. The effective date of such change shall be as set forth in such notice. Dealer assumes sole responsibility to pay commissions due Dealer's agents or registered representatives in connection with sales of the Variable Contracts. Upon termination of this Agreement, for any reason, all compensation otherwise payable to Dealer hereunder shall cease automatically, including any renewal or trailing compensation. In the event of such termination, however, Dealer shall receive any earned first year commissions attributable to transactions entered into but not settled prior to the effective date of termination.

                  In the event that a Registered Representative listed in Appendix C ceases to be associated with the Dealer, and this Agreement is not then terminated, all compensation otherwise payable to Dealer hereunder and attributable to Variable Contracts sold by that Registered Representative shall cease automatically.

                  3. PREMIUM AND PURCHASE PAYMENTS. Initial premium and purchase payments for the Variable Contracts shall be allocated as described in the then current Prospectuses (and/or Statements of Additional Information, if any) for the Variable Contracts and as instructed from time to time by the Underwriter. Premium and purchase payments shall be forwarded to the Issuer promptly upon receipt. Each premium and purchase payment shall be confirmed by the Dealer to the Underwriter in writing on the day such payment is received.

                  All other premium payments and all monies or other settlements received by the Dealer for or on behalf of the Underwriter or Issuer shall be received by the Dealer in fiduciary capacity in trust for the Underwriter and Issuer and shall be promptly transmitted to the Issuer, and, in no event, shall the Dealer commingle such premiums and monies with other funds. The Dealer shall keep correct accounts and records of all business transacted and monies collected by Dealer for the Underwriter or Issuer to the extent required by the Underwriter, which accounts and records shall be open at all times, during normal business hours, to inspection and examination by the Underwriter's authorized representative. All accounts, records and any supplies furnished to the Dealer for its use, consumption or distribution to customers by the Underwriter shall remain the property of the Underwriter and to the extent remaining shall be returned to the Underwriter upon demand.

                  4. FAILURE OF ORDER. The Underwriter and the Issuer each reserves the right at any time to refuse to accept and approve any application for the Variable Contracts obtained by the Dealer, and each reserves the right to settle any claims against the Underwriter and the Issuer arising from the sale of the Variable Contracts by the Dealer and to refund to the owner of any Variable Contract payments made by him on his Variable Contract, without the Dealer's consent. In the event any order for a Variable Contract is rejected by the Underwriter or the Issuer or any premium or purchase payment received for a Variable Contract cannot be collected, otherwise proves insufficient or worthless, or is not paid, any compensation paid to the Dealer hereunder shall, promptly upon notice to the Dealer, be returned by the Dealer to the Underwriter either in cash or as a charge against the Dealer's account with the Underwriter, as the Underwriter may elect. The Underwriter or Issuer shall also have the right to refund any premiums or purchase payments paid on a Variable Contract if it believes this is proper where a Variable Contract is rescinded, cancelled, or not accepted, or for any other reason it believes is proper. The Dealer agrees to return to the Underwriter, upon its request, all Dealer commissions credited on any premiums or purchase payments which are refunded. The Dealer hereby agrees that until the Underwriter receives full reimbursement in cash, the amount of compensation due and owing the Underwriter shall constitute a debt to the Underwriter which the Underwriter may collect by any lawful means, and after written notice is given to Dealer, with interest thereon at the maximum rate possible.

                  5. DEALER'S UNDERTAKINGS. In offering and selling the Variable Contracts, the Dealer shall comply with all state and federal laws and regulations applicable to it, all rules of the National Association of Securities Dealers, Inc. (the "NASD") applicable to it, and all policies and rules of the Underwriter applicable to it and communicated in writing to it. In the event of the suspension, revocation, cancellation or other impairment of the Dealer's membership in the NASD or the Dealer's registration, license or qualification to sell the Variable Contracts under any applicable state or federal law or regulation, the Dealer shall give the Underwriter prompt notice of such suspension, revocation, cancellation or other impairment, and the Dealer's authority under this Agreement shall thereupon terminate as provided in Paragraph 12.

                  The Dealer shall not sell any of the Variable Contracts pursuant to this Agreement unless the then current applicable Prospectus is furnished to the purchaser prior to the offer and sale. The Dealer shall not use any supplemental sales literature of any kind without prior written approval of the Underwriter unless it is furnished by the Underwriter for such purpose ("Approved Supplemental Sales Literature"). No person is authorized to make any representation concerning the Variable Contracts, the Issuer or the Issuer's separate accounts except those contained in the then current Prospectuses (and/or Statements of Additional Information, if any) or Approved Supplemental Sales Literature. In offering and selling the Variable Contracts, the Dealer shall rely solely on the representations contained in the then current Prospectuses (and/or Statements of Additional Information, if any) or Approved Supplemental Sales Literature.

                  Dealer agrees to furnish to Underwriter such information as may from time to time be requested by Underwriter for the purpose of complying with the applicable provisions of federal or state securities laws and the by-laws, rules or regulations of the NASD or any other securities regulatory authority or for purposes of satisfying the requirements of an IMSA assessment. Dealer shall immediately notify the Compliance Department of Underwriter of any proceeding, suit or action, whether criminal, civil or administrative, or the commencement by the NASD or any other securities regulatory authority or any other state or federal authority of any investigation, if such proceeding, suit, action or investigation arises out of or in connection with Dealer's activities as broker or dealer, or insurance agent or agency, with respect to the Variable Contracts. Dealer shall also immediately notify the Compliance Department of Underwriter of any complaint by a customer or prospective customer or regulatory authority regarding the Variable Contracts or Dealer's activities as broker or dealer, or insurance agent or agency, with respect to the Variable Contracts.

                  Except for those books and records required by law or regulation to be maintained by Dealer, all books, documents, prospectuses, application forms or other materials or supplies in the possession of Dealer which pertain to the Variable Contracts or to the business of Underwriter or the Issuer shall be the property of Underwriter or the Issuer, as the case may be, which at any and all times shall be open to inspection by any duly authorized representative of Underwriter or Issuer and at the termination of this Agreement shall be returned to Underwriter.

                  6. APPOINTMENT OF DEALER BY ISSUER. If required by the insurance laws of any jurisdiction, the Issuer hereby appoints the Dealer as its agent for purposes of offering the Variable Contracts in such jurisdiction.

                  7. INSURANCE LICENSING. Dealer shall, at all times when performing its functions under this Agreement, be validly licensed as an insurance agent or agency in the states and other local jurisdictions that require such licensing or registration in connection with Dealer's offer and sale of the Variable Contracts; or, in those states in which Dealer cannot obtain a corporate insurance agent's license, Dealer shall maintain a contractual relationship with an agency which shall be validly licensed as an insurance agency, with variable insurance contract authority, in such jurisdiction or jurisdictions (the "Agency"). Dealer warrants that its contractual relationship with any such Agency is currently, and will continue, in compliance with any applicable rules or positions of the SEC or the NASD, or their respective staffs, as necessary to avoid registration by such Agency as a broker-dealer under the Securities Exchange Act of 1934 (the "1934 Act"), as amended, as a result of the activities of Dealer and such Agency in connection with the offer and sale of the Variable Contracts. Dealer shall provide Underwriter with a list of all Agencies relied upon by Dealer to comply with this paragraph and with evidence of their valid insurance licenses in the applicable jurisdictions, and Dealer hereby covenants to maintain the completeness and accuracy of such list. If required by the law of any state or jurisdiction where Dealer is not licensed as an insurance agency, commissions payable to Dealer hereunder shall be paid to the appropriate Agency, and Dealer hereby appoints Agency to receive on its behalf any and all such commissions.

                  8. REPRESENTATIONS AND AGREEMENTS OF THE DEALER. By accepting this Agreement, and except as modified by Paragraph 7, the Dealer represents that it: (i) is registered as a broker-dealer under the 1934 Act, as amended;
(ii) is qualified to act under all applicable securities and insurance statutes, rules and regulations in each jurisdiction in which it will offer the Variable Contracts; (iii) is a member in good standing of the NASD; and (iv) will maintain such registrations, qualifications and memberships throughout the term of this Agreement.

                  9. DEALER'S EMPLOYEES. By accepting this Agreement, the Dealer assumes full responsibility for the actions and course of conduct of its registered representatives in the solicitation of applications for the purchase of the Variable Contracts. The Dealer shall provide thorough and prior training to its registered representatives concerning the selling methods to be used in connection with the offer and sale of the Variable Contracts, giving special emphasis to the principles of full and fair disclosure to prospective investors. The Dealer may solicit sales of the Variable Contracts only through registered representatives of the Dealer, who shall also have such variable contract or other insurance licenses as are necessary for the sale of the Variable Contracts and who shall have been appointed agents of the Issuer, a list of which registered representatives as of the date hereof is attached hereto as Appendix
C. The Issuer may refuse to appoint as its agent any registered representative of the Dealer if such registered representative is deemed by the Issuer to be unsuitable for any reason. The Dealer shall supervise all activities of employees and persons associated with it relating to the sale of the Variable Contracts with a view to preventing violations of any rules of the NASD or any applicable federal or state laws or regulations. The Dealer shall from time to time provide the Underwriter with an updated list of the Dealer's registered representatives, and shall give the Underwriter prompt notice in the event of (a) the suspension, revocation, cancellation or other impairment of any such registered representative's registration with the NASD or any such registered representative's registration, license or qualification to sell the Variable Contracts under any applicable state or federal law or regulation, or (b) the termination of any such registered representative's association with the Dealer.

                  10. INDEMNIFICATION PROVISIONS.

                           A. Indemnification by Underwriter. The Underwriter
hereby agrees to indemnify the Dealer, each of its directors, officers or employees and each person, if any, who controls the Dealer within the meaning of
Section 15 of the Securities Act of 1933 (the "1933 Act") or Section 20(a) of the 1934 Act and their respective successors and assigns (hereinafter in this paragraph separately and collectively referred to as the "Defendants") from and against any and all losses, claims, demands or liabilities (or actions in respect thereof), joint or several, to which the Defendants may become subject under the 1933 Act, at common law or otherwise (including any legal or other expense reasonably incurred in connection therewith), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue or allegedly untrue statement of a material fact contained in the then current Prospectus (and/or Statement of Additional Information, if any) of any Variable Contract or arise out of or are based upon the omission or alleged omission to state therein a material fact that is required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, nor misleading, or arise out of any claim based upon any Approved Supplemental Sales Literature, or (ii) the failure of Underwriter or its officers, directors, employees or agents to comply with any applicable provisions of this Agreement; provided that this indemnity agreement is subject to the condition that notice be given as provided below.

                           B. Fidelity Bond of Dealer and Indemnification by
Dealer. Dealer represents that all directors, officers, partners, employees or registered representatives of Dealer who are authorized pursuant to this Agreement to sell the Variable Contracts or who have access to premiums or other monies belonging to the Underwriter or Issuer, including but not limited to monies submitted with applications for purchase of the Variable Contracts or monies being returned to Variable Contract owners, are and shall be covered by a blanket fidelity bond, including coverage for larceny and embezzlement, issued by a reputable bonding company. This bond shall be maintained by Dealer at Dealer's expense. Such bond shall be at least of the form, type and amount required under the NASD Rules of Fair Practice. The maintenance by the Dealer of the NASD Fidelity Bond shall constitute compliance with this requirement. The Underwriter may require evidence, satisfactory to it, that such coverage is in force. Dealer shall give prompt written notice to the Underwriter of any notice of cancellation or change of coverage with respect to such bond.

                  Dealer hereby assigns any proceeds received from the fidelity bonding company to the Underwriter and Issuer to the extent of the Underwriter's or Issuer's loss due to activities under this Agreement covered by the bond. If there is any deficiency amount, whether due to a deductible or otherwise, Dealer shall promptly pay to the Underwriter or Issuer such amount on demand, and Dealer hereby indemnifies and holds harmless the Underwriter and Issuer from any such deficiency and from the costs of collection thereof, including reasonable attorneys fees.

                  Dealer also agrees to indemnify the Underwriter and Issuer, and their officers, directors and employees and each person who controls them within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act and their respective successors and assigns (hereinafter in this paragraph separately and collectively referred to as Defendants) against any and all losses, claims, damages or liabilities, including reasonable attorneys fees, to which they may become subject under the 1933 Act, the 1934 Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any oral or written misrepresentations, or any unauthorized action or statement, by Dealer or its officers, directors, employees or agents, or (ii) the failure of Dealer or its officers, directors, employees or agents to comply with any applicable provisions of this Agreement; provided, that this indemnity agreement is subject to the condition that notice be given as provided below.

                           C. Notice and Defense. Upon the presentation in
writing of any claim or the commencement of any suit against any Defendant in respect of which indemnification may be sought from the indemnifying party on account of its agreement contained in the preceding paragraphs, such Defendant shall with reasonable promptness give notice in writing of such suit to the indemnifying party, but failure to so give such notice shall not relieve the indemnifying party from any liability that it may have to the Defendants otherwise than on account of this indemnity agreement. The indemnifying party shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any such claim or suit with counsel chosen by it and satisfactory to the Defendants who are parties to such suit or against whom such claim is presented. If the indemnifying party elects to assume the defense and retain such counsel as herein provided, such Defendant shall bear the fees and expenses subsequently incurred of any additional counsel retained by them, except the reasonable costs of investigation and such other costs as are approved by the indemnifying party; provided, that if counsel for an indemnified Defendant determines in good faith that there is a conflict which requires separate representation for the indemnified Defendant, the indemnified Defendant shall be entitled to indemnification for the reasonable expenses of one additional counsel and local counsel to the extent provided above. Such counsel shall, to the fullest extent consistent with its professional responsibilities, cooperate with the indemnifying party and its counsel. The indemnifying party's obligations under this Paragraph 10 shall survive the termination of this Agreement.

                           D.  Settlement;  Contribution. The indemnifying
party shall not be liable under this Agreement for any settlement made by an indemnified party without the indemnifying party's prior written consent, and the indemnifying party agrees to indemnify any indemnified party from and against any loss or liability by reason of the settlement of any claim or action with the consent of the indemnifying party. The indemnifying party shall not settle any such claim or action without prior written consent of the indemnified party. If the foregoing indemnifications should, for reasons of public policy, not be available to any indemnified party, then indemnifying party will contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and such indemnified party on the other arising out of the matters contemplated by this Agreement.

                  11. ASSIGNMENT. This Agreement may not be assigned by the Dealer without consent of the Underwriter and Issuer.

                  12. TERMINATION. Any party may terminate this Agreement at any time upon giving written notice to the other parties hereto. This Agreement shall terminate automatically in the event of the suspension, revocation, cancellation or other impairment of the Dealer's membership in the NASD or the Dealer's registration, license or qualification to sell the Variable Contracts under any applicable state or federal law or regulation. This Agreement shall also automatically terminate should there be any material change in the ownership of the Dealer from that existing at the date of this Agreement without the consent of the Underwriter.

                  13. FIRST CLAIM ON EARNINGS. Underwriter shall have a right of set-off on all of the Dealer's earnings under this Agreement. This means that Underwriter as and when it elects may keep all or any part of such earnings to reduce any debt Dealer owes Underwriter or Issuer. While Underwriter may release Dealer's earnings while Dealer owes a debt to Underwriter or Issuer, this does not mean Underwriter has waived this right of set-off to Dealer's earnings. Underwriter's right of set-off also takes precedence over claims of Dealer's creditors. All Dealer's earnings kept by Underwriter will be used to reduce debt owed to Underwriter.

                  14. CONFIDENTIALITY. During the term of this Agreement, a party may acquire access to confidential, non-public or proprietary information of another, including, but not limited to, the Underwriter's, the Issuer's or the Dealer's business affairs, customers, policyholders, clients, property, methods of operation, procedures, marketing policies and practices, computer software and operational systems (collectively, "Confidential Information"); provided, however, that the term "Confidential Information" does not include information which: (a) becomes generally available to the public other than as a result of a disclosure by a party or its agents or employees; (b) was available to a party prior to its disclosure to the other; (c) has become available to a party from a source other than that of the parties to this Agreement; (d) is intended to be transferred to another person or entity upon the termination of this Agreement; or (e) is required to be disclosed to any regulatory authority or self-regulatory organization or pursuant to a court order or subpoena;. Confidential Information designated as such by a party shall constitute proprietary information and/or trade secrets of such party and will be the sole property of such party. Each party agrees that:

                           (a) it shall use such Confidential Information only
for the purposes of carrying our its obligations under, and performing any inspections or audits permitted by, this Agreement;

                           (b) all Confidential Information and any physical and
electronic embodiments thereof will be held by each party in strict confidence;

                           (c) it shall take reasonable steps to ensure that its
employees, representatives and agents are informed of the contents of this Paragraph 14 and that they shall comply with its terms;

                           (d) it will not reveal, disclose, publish, sell or
distribute such Confidential Information to other present or future agents or broker-dealers, or to any other person or entity, without prior written consent of the other parties;

                           (e) the parties shall immediately return any
Confidential Information in their possession to the other upon (i) such party's request at any time or (ii) the termination of this Agreement.

                           The parties recognize that the disclosure of
Confidential Information by the other or its employees, representatives or agents may give rise to irreparable injury, which may not be adequately compensated damages. Accordingly, in the event of a breach or threatened breach by a party or its employees, representatives or agents of the provisions of this Paragraph 14, the non-breaching party shall be entitled to an injunction restraining the other party and its employees from disclosing, in whole or in part, the Confidential Information.

                  15. NATURE OF RELATIONSHIP; LIMITATIONS ON DEALER'S AUTHORITY. The Dealer shall act as an independent contractor and not on behalf or subject to the control of the Underwriter or Issuer. Nothing herein shall constitute the Dealer as a partner of the Underwriter or Issuer, any other broker-dealer, any registered representative of the Underwriter, or render any such entity liable for obligations of the Dealer. The Dealer's participation in the sale and distribution of the Variable Contracts as contemplated by this Agreement is not exclusive and the Underwriter may engage other broker-dealers and/or their registered representatives to participate in the sale and distribution of the Variable Contracts on terms and conditions which may differ from the terms and conditions of this Agreement. The Dealer understands that Dealer has no authority to start any legal proceedings on Underwriter's or Issuer's behalf or in their names or to incur any expenses or obligations in the name of the Underwriter or Issuer, and Dealer agrees to indemnify and save the Underwriter and Issuer harmless from any and all expenses or obligations incurred by Dealer in the name of the Underwriter or Issuer for which Dealer is responsible. Dealer agrees to pay all expenses incurred by Dealer in connection with Dealer's work.

                  16. SECTION HEADINGS. The titles of the sections and paragraphs of this Agreement are for convenience only and shall not in any way affect the interpretation of any provision or condition of this Agreement.

                  17. COUNTERPARTS. This Agreement may be executed in counterparts which, taken together, shall constitute the whole of the Agreement as between the parties.

                  18. NOTICE. Any notice to be given to a party hereto pursuant to this Agreement shall be in writing, addressed to such party at the address of such party set forth in the preamble hereof, or such other address as such other party may from time to time designate in writing to the party hereto giving notice. Any notice delivered by the mails, postage fully prepaid, shall be deemed to have been given five (5) days after mailing or, if earlier, upon receipt.

                  19. WAIVER. The Underwriter or Issuer may choose from time to time not to enforce a provision of this Agreement or one of its rules. This does not mean that it has waived the right to enforce it in the future. Also, it does not mean that it ratifies or consents to those actions of the Dealer which are not in accord with this Agreement or its rules.

                  20. AMENDMENT. This Agreement may not be amended except by written agreement by the parties hereto.

                  21. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Minnesota.

                                                     DEALER:

                                                     ---------------------------------------------------------------
                                                     (Name)

                                                     ---------------------------------------------------------------
                                                     (Street Address)

                                                     ---------------------------------------------------------------
                                                     (City)                              (State)              (Zip)


                                                     ---------------------------------------------------------------
                                                     (Tax Identification Number)

                                                     By
                                                        -----------------------------------------------------------
                                                                                (Signature)

                                                     Name (Print)
                                                                 --------------------------------------------------

                                                     Title
                                                           --------------------------------------------------------


SECURIAN FINANCIAL SERVICES, INC.

By
   --------------------------------------------------
                  (Signature)

Name (Print)
             ----------------------------------------

Title                                                         Date:                                       , 2002
       ----------------------------------------------               --------------------------------------


MINNESOTA LIFE INSURANCE COMPANY

By
   --------------------------------------------------
                  (SIGNATURE)

Name (PRINT)
             ----------------------------------------

 Title                                                        Date:                                       , 2002
       ----------------------------------------------               --------------------------------------

                                   APPENDIX A
                                     TO THE
                            DEALER SELLING AGREEMENT
                                     BETWEEN
       SECURIAN FINANCIAL SERVICES, INC., MINNESOTA LIFE INSURANCE COMPANY
                             AND ___________________

                   DATE OF THIS APPENDIX A: ____________, 2002


The Variable Contracts covered by this Agreement shall include the following:

         Variable Life Insurance Policies

                  Variable Adjustable Life
                  Variable Adjustable Life Second Death
                  Variable Adjustable Life - Horizon


         Variable Annuity Contracts



                  Adjustable Income Annuity
                  MegAnnuity
                  MultiOption Classic Annuity
                  MultiOption Achiever Annuity

                                   APPENDIX B

                         SCHEDULE OF DEALER COMPENSATION
                                       ON
                        VARIABLE ADJUSTABLE LIFE POLICIES


During the term of this Agreement and while a Registered Representative of the Dealer named on Appendix C continues to be the agent named by the Policyholder, Dealer shall receive the Dealer Commissions and other compensation described below for policies sold pursuant to this Agreement.


DEALER COMMISSIONS:

A.       First-Year Commissions (as percentage of earned first-year premiums)

                                Commission Rate*

                                       50%


         *Target Premium Definition--50% first-year commission rate applies to premium up to whole life plan of insurance. Premiums in excess receive a 4% first-year commission.

B. Renewal Commissions during second through tenth policy years (as percentage of earned renewal premiums during such years)

                             Renewal Commission Rate

                                       4%

BONUSES AND SERVICE FEES:

Bonuses and service fees attributable to the policies, if any, shall be paid in accordance with the terms set forth in the standard Minnesota Life Agent's Contract, a copy which has been provided to Dealer and is incorporated herein by reference.

No bonus or service fees shall be paid to Dealer with respect to any policy sold by a registered representative of Dealer who, at the time of calculation of such amount, is not then an agent of Minnesota Life, nor shall any such policy, its persistency, premiums or commissions otherwise payable in connection therewith be included in the calculation of bonuses or service fees, if any, due Dealer.



                                     VAL - 1

                         SCHEDULE OF DEALER COMPENSATION
                                       ON
                 VARIABLE ADJUSTABLE LIFE SECOND DEATH POLICIES


During the term of this Agreement and while a Registered Representative of the Dealer named on Appendix C continues to be the agent named by the Policyholder, Dealer shall receive the Dealer Commissions and other compensation described below for policies sold pursuant to this Agreement.


DEALER COMMISSIONS:

A.       First-Year Commissions (as percentage of earned first-year premiums)

                                Commission Rate*

                                       40%


         *Target Premium Definition--40% first-year commission rate applies to premium up to whole life plan of insurance. Premiums in excess receive a 2% first-year commission.

B. Renewal Commissions during second through tenth policy years (as percentage of earned renewal premiums during such years)

                             Renewal Commission Rate

                                       3%


BONUSES AND SERVICE FEES:

Bonuses and service fees attributable to the policies, if any shall be paid in accordance with the terms set forth in the standard Minnesota Life Agent's Contract, a copy which has been provided to Dealer and is incorporated herein by reference.

No bonus or service fees shall be paid to Dealer with respect to any policy sold by a registered representative of Dealer who, at the time of calculation of such amount, is not then an agent of Minnesota Life, nor shall any such policy, its persistency, premiums or commissions otherwise payable in connection therewith be included in the calculation of bonuses or service fees, if any, due Dealer.




                                   VAL-SD - 1

                                   APPENDIX B

                         SCHEDULE OF DEALER COMPENSATION
                                       ON
                           VARIABLE ANNUITY CONTRACTS


During the term of this Agreement and while a Registered Representative of the Dealer named on Appendix C continues to be the agent named by the Policyholder, Dealer shall receive the Dealer Commissions and other compensation described below for variable annuity contracts sold pursuant to this Agreement. Service fees, if any, will be paid provided a Registered Representative of the Dealer named on Appendix C continues to service the contract to the satisfaction of the Issuer.


I.       DEALER COMMISSIONS

         A. Commissions for MultiOption Flex and Single Annuity and MultiOption Classic.

                  A commission of 3.0% of the amount of each purchase payment received under the Contract.

         B.       Commissions for MultiOption Select:

                         -------------------------------------------------------------------------------
                                  Cumulative Contribution Amount                Rate of commissions
                         -------------------------------------------------------------------------------
                                      $       25  -  499,999                           3.00%
                                      $  500,000  -  749,999                           2.75%
                                      $  750,000  -  999,999                           2.50%
                                      $1,000,000  -  1,499,999                         2.25%
                                      $1,500,000  -  1,999,999                         2.00%
                                      $2,000,000  -  2,499,999                         1.75%
                                      $2,500,000  -  2,999,999                         1.50%
                                      $3,000,000  -  3,999,999                         1.25%
                                      $4,000,000  -  5,000,000                         1.00%
                                            $5,000,000+                                0.00%


                                   Annuity - 1

         C.       Commissions for MultiOption Achiever:

                         ----------------------------------------------------------------------------------------
                                                                           Commission Rate       Commission
                                                                             if all-up-            Rate if
                                                                                front              Trailing
                                                                             commission          Commission
                                  Cumulative Contribution Amount               elected            elected
                         ----------------------------------------------------------------------------------------
                                      $       25  -  499,999                    3.75%               3.00%
                                      $  500,000  -  749,999                    3.50%               2.75%
                                      $  750,000  -  999,999                    3.25%               2.50%
                                      $1,000,000  -  1,499,999                  3.00%               2.25%
                                      $1,500,000  -  1,999,999                  2.75%               2.00%
                                      $2,000,000  -  2,499,999                  2.50%               1.75%
                                      $2,500,000  -  2,999,999                  2.25%               1.50%
                                      $3,000,000  -  3,999,999                  2.00%               1.25%
                                      $4,000,000  -  5,000,000                  1.75%               1.00%
                                          $5,000,000+                           0.00%               0.00%


         D.       Commissions for Adjustable Income Annuity:

                         -------------------------------------------------------------------------------
                                  Cumulative Contribution Amount               Rate of commissions
                         -------------------------------------------------------------------------------
                                   $          25  -  499,999                          3.00%
                                   $     500,000  -  749,999                          2.75%
                                   $     750,000  -  1,000,000                        2.50%
                                   $1,000,000.01  -  1,499,999                        2.25%
                                   $   1,500,000  -  1,999,999                        2.00%
                                   $   2,000,000  -  2,499,999                        1.75%
                                   $   2,500,000  -  2,999,999                        1.50%
                                   $   3,000,000  -  3,999,999                        1.25%
                                   $   4,000,000  -  5,000,000                        1.00%
                                         over $5,000,000                              0.00%

         E. Trailing Commissions for eligible MultiOption and Adjustable Income Annuities

                  Trailing commissions on each of MultiOption and Adjustable Income Annuities are payable in an amount equal to .03125% of Qualifying Accumulation Values for which trailing commissions have been elected and Cash Values respectively, at the end of each calendar quarter (.125% annually); provided, that such trailing commissions will not be paid unless the aggregate of all Qualifying Accumulation Values, as of the end of the quarter for which such trailing commissions are determined, is at least $100,000.

                  "Qualifying Accumulation Values" means, with respect to each MultiOption annuity contract included in your Variable Annuity Business, all separate account accumulation values held under such contract; provided, that the separate account



                                   Annuity - 2
                  accumulation values held under any contract shall not be Qualifying Accumulation Values unless such separate account accumulation values are at least:

                            SINGLE PREMIUM CONTRACTS
                                     $10,000

                           FLEXIBLE PAYMENT CONTRACTS
                          $15,000 in contract years 1-5
                         $25,000 in contract years 6-10
                     $35,000 in contract years 11 and later

                            ADJUSTABLE INCOME ANNUITY
                               $10,000 Cash Value

                  Trailing commissions will be calculated and paid one month following the end of each quarter. No trailing commissions will be paid after an Agent's relationship has been terminated.

         F.       Commissions for MegAnnuity

                  A trail commission in an amount equal to .05% of the accumulation value in excess of $5 million, excluding values in Maturing Government Bond Portfolios, held in each Contract at the end of each calendar quarter (.20% annually), for contracts issued prior to July 14, 1999.

                  Trailing commissions will be calculated and paid one month following the end of each quarter. No trailing commissions will be paid after the agency relationship has been terminated.

II.      COMMISSIONS ON ANNUITIZATION BUSINESS

         Commissions will be credited on annuitization business (except MultiOption Select, Form 94-9307), and MultiOption Achiever, Form 99-70017 if the values have been held by Minnesota Life in a deferred annuity for at least five (5) years. If those values have been held by Minnesota Life in a deferred annuity for 60 months through 119 months, 1.5% of those values will be credited. If the values have been held by Minnesota Life in a deferred annuity for 120 months or more, 3.0% of those values will be credited. In calculating this commission, any new contributions made within the last two (2) years will not be considered.

         On Multi-Option Select and MultiOption Achiever, commissions will be credited on annualization business as follows:

         (i)      3.0% commissions will be credited on all gains annuitized
         (ii) Contributions held in contract for 60 months through 119 months, 1.5% of values will be credited



                                   Annuity - 3

         (iii) Contributions held in contract for 120 months or more, 3.0% of values will be credited.

III.     COMMISSION ADJUSTMENT BALANCE

         If after all commission adjustments have been made, a balance is due the Underwriter, a charge-back equal to the outstanding balance will be made against future commission payments, until all negative amounts have been recovered.

IV.      BONUSES AND SERVICE FEES

         Bonuses and service fees attributable to the contracts, if any, shall be paid in accordance with the terms set forth in the standard Minnesota Life Agent's Contract, a copy which has been provided to Dealer and is incorporated herein by reference.

         No bonus or service fees shall be paid to Dealer with respect to any contract sold by a registered representative of Dealer who, at the time of calculation of such amount, is not then an agent of Minnesota Life, nor shall any such contract, its persistency, premiums or commissions otherwise payable in connection therewith be included in the calculation of bonuses or service fees, if any, due Dealer.



                                   Annuity - 4

                                   APPENDIX C


                    REGISTERED REPRESENTATIVES OF THE DEALER
                   WHO ARE ALSO APPOINTED AGENTS OF THE ISSUER






                                       C-1